Exhibit 21.1

List of Subsidiaries of Stevens Holding Company, Inc.

•	Jacobs Vehicle Systems, Inc.

•	API Harowe (St. Kitts) Limited

•	Portescap Co., Ltd

•	Portescap International S.A.

•	Portescap S.A.

•	Portescap U.S. Inc.

•	AS Motion Asiapac Holdings Limited (Hong Kong) †

•	Bobinas del Sur S.A. de C.V.

•	Elsim Elektroteknik Sistemler Sanayi ve Ticaret A.S

•	G & L Motion Control Inc.

•	Kollmorgen Corporation

•	M.C.S. Kollmorgen Comercio e Industria Ltda (f/k/a MCS Engenharia Ltda)

•	Motion Engineering Incorporated

•	PacSci Motion Control, Inc.

•	Wermex Corporation

•	Abek LLC

•	Thomson Industries Brazil Ltda†

•	Thomson Industries S. de R.L. CV

•	New Thomson Industries, Inc. †

•	Thomson Linear LLC

•	AS Motion Tianjin Ltd†

•	American Precision Industries, Inc.

•	Ball Screws and Actuators Co., Inc.

•	Heat Transfer Guarantee Co., LLC

•	AS Motion Holdings Corporation †

•	AS Motion North America Inc. †

•	AS Motion International BV†

•	AS Motion LLC†

†	Denotes entity to be newly formed before the Closing as part of the Separation Plan. Exact name of newly formed entities to be confirmed.